Exhibit 5.1

August 1, 2008

Board of Directors

Mines Management, Inc.

905 W. Riverside Avenue, Suite 311

Spokane, Washington 99201

Re:          Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Mines Management, Inc., an Idaho corporation (the “Company”). This letter is being delivered in connection with the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 3,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to the Mines Management, Inc. 2007 Equity Incentive Plan (the “Plan”).  In connection herewith, we have examined the Registration Statement and the Plan.  We have also examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that that the Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plan, including payment of the applicable exercise price therefor, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Colorado. Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of Colorado and statutory provisions of the Idaho Business Corporation Act.  We express no opinion with respect to the laws of any other jurisdiction or of any other law of the State of Idaho.

We hereby consent to be named in the Registration Statement and in the Prospectus constituting a part thereof, as amended from time to time, as the attorneys who will pass upon legal matters in connection with the issuance of the Shares, and to the filing of this opinion as an Exhibit to the aforesaid Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or under the rules and regulations of the Securities and Exchange Commission relating thereto.

Very truly yours,

/s/ Davis Graham & Stubbs LLP

Davis Graham & Stubbs LLP